Exhibit 32.2

Certification Pursuant to
18 U.S.C. Section 1350
by Principal Accounting Officer

In connection with the Annual Report of VSB Bancorp, Inc. (the “Company“) on Form 10-K for the period ending December 31, 2009 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report“), I, Jonathan B. Lipschitz, Vice President, Controller and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 18, 2010
/s/ Jonathan B. Lipschitz
Jonathan B. Lipschitz
Vice President, Controller and Principal Accounting Officer

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.